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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 19, 1996
                                                         -----------------


                         Canandaigua Wine Company, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                      0-7570                    16-0716709
----------------------------       -------------           -------------------
(State or other jurisdiction       (Commission             (IRS Employer
 of incorporation)                  File Number)            Identification No.)



                116 Buffalo Street, Canandaigua, New York   14424
                -----------------------------------------   -----
                (Address of principal executive offices)  (Zip Code)



        Registrant's telephone number, including area code (716) 394-7900
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



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ITEM 5.    OTHER EVENTS

     The Registrant released on December 19, 1996 the following announcement:

          CANANDAIGUA WINE COMPANY, INC., ANNOUNCES PRELIMINARY RESULTS

     CANANDAIGUA, NY, DECEMBER 19, 1996 -- Canandaigua Wine Company, Inc. (NASDAQ: WINEA and WINEB), today announced the following results for its third fiscal quarter ended November 30, 1996. Net sales for the third quarter were $317.7 million, an increase of $32.1 million, or 11.3%, as compared to the same period a year ago. Unit volume of the Company's branded beverage alcohol products for the third quarter was 16.3 million cases, a 6.2% increase as compared to the previous year.

     The Company estimated that net income for the third quarter was $8.3 million, and the Company estimated that net income per share for the third quarter was $0.42. Net income and income per share for the same period a year ago were $10.4 million and $0.52, respectively.

     For comparison purposes to companies using the first-in, first-out method of accounting ("FIFO"), the Company estimated that third quarter cash flow as measured by earnings before interest, taxes, depreciation and amortization
("EBITDA") on a FIFO basis was $40.0 million, as compared to FIFO EBITDA of $35.6 million for the same period a year ago.

     The Company expects to report its complete results of operations for the three months ended November 30, 1996, in January 1997. The Company also announced that as of today's date it has repurchased a total of 785,200 shares of its Class A common stock.

     Richard Sands, President and Chief Executive Officer of the Company, said, "We are pleased with these estimated results, which reflect the continued strong performance of Barton, our beer and spirits division, and wine division performance consistent with expectations." Mr. Sands added, "However, our expectations for the full fiscal year have not changed."

     Canandaigua Wine Company, Inc., headquartered in Canandaigua, New York, is a leading producer of more than 125 national and regional beverage alcohol brands. It is the second largest supplier of wines, the third largest importer of beers and the fourth largest supplier of distilled spirits in the United
States. The Company's beverage alcohol brands are marketed in five general categories and include the following principal brands:

TABLEWINES:  Almaden,   Inglenook,   Paul  Masson,  Taylor  California  Cellars,
     Cribari, Manischewitz, Taylor, Marcus James, Deer Valley and Dunnewood SPARKLING WINES: Cook's, J. Roget, Great Western and Taylor
DESSERT WINES:  Richards Wild Irish Rose, Cisco and Taylor
IMPORTED BEER:  Corona, Modelo Especial, St. Pauli Girl and Tsingtao
DISTILLED SPIRITS: Barton,  Fleischmann's,  Mr. Boston, Montezuma, Canadian LTD,
     Paul Masson Grande Amber Brandy, Ten High, Inver House and Monte Alban

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                         SAFE HARBOR STATEMENT UNDER THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     The Company makes forward-looking statements from time to time and desires to take advantage of the "safe harbor" which is afforded such statements under the Private Securities Litigation Reform Act of 1995 when they are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements.

     The Company's estimated net income and earnings before interest, taxes, depreciation and amortization ("EBITDA") utilizing the first-in, first-out method of accounting ("FIFO") for the Company's third fiscal quarter ended November 30, 1996 ("third quarter"), are forward-looking statements about the Company's expected accounting results, and are estimated based on the most currently available information. The Company is currently completing its accounting process for the third quarter; therefore, new information could be discovered or developed in the Company's accounting process which could cause actual results to differ materially from the Company's estimates.

     The Company's statement with respect to its expectations for its full fiscal year is also a forward-looking statement that involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statement. Those risks and uncertainties are detailed in the Company's Form 10-Q for its three months ended August 31, 1996, which was filed with the Securities and Exchange Commission.

                              [END OF ANNOUNCEMENT]

                        ---------------------------------

     As stated in the above announcement, the Registrant's statement with respect to its expectations for its full fiscal year is a forward-looking statement that involves risks and uncertanties that could cause actual results to differ materially from those in the forward-looking statement. The Company's previous projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. There can be no assurance that these projections of future results of operations will be realized or that actual results will not be significantly higher or lower than these projections. In addition to the risks and uncertainties of ordinary business operations, this forward-looking statement of the Registrant is subject to all of those risks and uncertainties that are detailed in the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1996, which are repeated in full below:

     The Company believes that its future results of operations are inherently difficult to predict due to the Company's use of the LIFO method of accounting for inventory valuation, particularly as it relates to the Company's purchase of grapes from the 1996 fall harvest. In particular, the Company found it necessary to revise its estimate of the impact of LIFO in

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     the first quarter and second  quarter of the current fiscal year versus its previous estimates. There are no assurances that the Company may not have to revise this estimate further.

     The Company could experience worse than expected production inefficiencies or other raw material supply, production or shipment difficulties which could adversely affect (i) its ability to supply goods to its customers and
     (ii) the willingness of its wholesale or retail customers to purchase the Company's products. The Company could also experience higher than expected increases in its cost of product sold as a result of inefficiencies or if raw materials such as grapes, concentrate or packaging materials are in short supply or if the Company experiences increased overhead costs. The Company believes that further production inefficiencies and higher than expected other costs related to such matters as loss rates, imported concentrate costs, freight costs and yields will negatively impact its results.

     Manufacturing economies related to such matters as bottling line speeds and warehousing capabilities could fail to develop when planned. The Company believes that worse than expected bottling line and warehouse efficiencies will negatively impact its results.

     The Company is in a highly competitive environment and its dollar sales and unit volume could be negatively affected by its inability to maintain or increase prices, changes in geographic or product mix, a general decline in beverage alcohol consumption or the decision of its wholesale customers, retailers or consumers to purchase competitive products instead of the Company's products. The Company believes its branded wine unit volume has been negatively impacted by the effect price increases have had on its competitive positioning. This could limit the Company's ability to increase the selling prices of its branded wine products further to offset anticipated higher costs in its fiscal year ending February 28, 1997, and could require selling price decreases of its branded wine products in the future to maintain volume. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of the Company's products, including their quality or pricing, compared to competitive products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers and retailers which could affect their supply of, or consumer demand for, the Company's products. The Company has also experienced a substantial increase in its sales of its imported beer products, particularly its Mexican brands. The Company does not believe that the high growth rate in its imported beer business will be sustainable.

     The Company could experience higher than expected selling, general and administrative expenses if it finds it necessary to increase its number of personnel or its advertising or promotional expenditures to maintain its competitive position or for other reasons.

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     The Company is currently  undergoing a reengineering  effort  involving the evaluation of its business processes and organizational structure and could make changes in its business in response to this effort which are not currently contemplated.

     The Company could experience difficulties or delays in the development, production, testing and marketing of new products.

     The Company could experience changes in its ability to obtain or hedge against foreign currency, foreign exchange rates and fluctuations in those rates. The Company could also be affected by nationalizations or unstable governments or legal systems or intergovernmental disputes. These currency, economic and political uncertainties may affect the Company's results, especially to the extent these matters, or the decisions, policies or economic strength of the Company's suppliers, affect the Company's Mexican, German, Chinese and other imported beer products.

     The forward-looking statements contained herein are based on estimates which the Company believes are reasonable. This means that the Company's actual results could differ materially from such estimates as a result of being negatively affected as described above or otherwise or positively affected.

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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               Canandaigua Wine Company, Inc.



Dated:  December 20, 1996                      By:  /s/ Perry Humphrey
                                                    ------------------------
                                                    Perry Humphrey,
                                                    Vice President and Treasurer


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                                INDEX TO EXHIBITS

(1)  UNDERWRITING AGREEMENT

     Not Applicable.

(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

     Not Applicable.

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

     Not Applicable.

(16) LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

     Not Applicable.

(17) LETTER RE DIRECTOR RESIGNATION

     Not Applicable.

(20) OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

     Not Applicable.

(23) CONSENTS OF EXPERTS AND COUNSEL

     Not Applicable.

(24) POWER OF ATTORNEY

     Not Applicable.

(27) FINANCIAL DATA SCHEDULE

     Not Applicable.

(99) ADDITIONAL EXHIBITS

     None